Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.
(917) 692-0000

NETWORK-1 REPORTS SECOND QUARTER 2026 RESULTS

New Canaan, Connecticut — August 6, 2026 — Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the second quarter ended June 30, 2026.

For the three month periods ended June 30, 2026 and 2025, Network-1 reported no revenue. For the six month period ended June 30, 2026, Network-1 reported no revenue, compared to $150,000 of revenue for the six month period ended June 30, 2025.

Operating expenses for the three month period ended June 30, 2026 were $1,013,000, compared to $720,000 for the comparable three month period in 2025. For the six month period ended June 30, 2026, operating expenses were $2,428,000, compared to $1,515,000 for the six month period ended June 30, 2025. The increases in operating expenses were primarily due to higher litigation-related professional fees and related costs.

During the first half of 2026, Network-1 recorded a gain of $1,052,000 related to the remeasurement of the carrying value of its investment in ILiAD Biotechnologies, Inc. (“ILiAD”) following ILiAD’s closing of its $115,000,000 financing in February 2026. As a result of the financing, Network-1 transitioned from the equity method of accounting to the cost method for its investment in ILiAD, which produced the accounting gain recognized in the first quarter of 2026.

Network-1 reported a net loss of $655,000, or $0.03 per share basic and diluted, for the three month period ended June 30, 2026, compared to a net loss of $463,000, or $0.02 per share basic and diluted, for the comparable three month period ended June 30, 2025. For the six month period ended June 30, 2026, Network-1 reported a net loss of $1,166,000, or $0.05 per share basic and diluted, compared to a net loss of $826,000, or $0.04 per share basic and diluted, for the six month period ended June 30, 2025. The increases in net loss were primarily driven by higher litigation related operating expenses, partially offset by the gain on the ILiAD investment and the absence of equity-method losses in ILiAD in 2026.

Network-1 continues to pursue four pending patent litigations involving its M2M/IoT, HFT and Cox patent portfolios. On June 27, 2025, Network-1 commenced patent litigation against Samsung Electronics Co., LTD and Samsung Electronics America, Inc. (collectively, “Samsung”) in the United States District Court for the Eastern District of Texas, Marshall Division, for infringement of six patents within Network-1’s M2M/IoT Patent Portfolio. The lawsuit alleges that Samsung infringes the asserted patents by supporting certain eSIM (embedded Subscriber Identification Module) and certain 5G technologies in its mobile devices, including its Galaxy smartphones, watches and tablets. A trial date has been scheduled for June 7, 2027.

In connection with Network-1’s litigation against Google and YouTube involving the Cox patent portfolio, in April 2026 the U.S. Court of Appeals for the Federal Circuit issued an opinion overturning the judgment of non-infringement entered by the U.S. District Court for the Southern District of New York relating to Network-1’s Patent No. 8,205,237 for certain implementations of Google’s Content ID system and remanded the matter to the District Court for further proceedings. A trial date has been scheduled for December 7, 2026.

As of June 30, 2026, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $33,752,000, and working capital of $33,179,000. Management believes that based on Network-1’s current cash position, it has sufficient liquidity to fund operations for the foreseeable future.

Network-1’s dividend policy consists of semiannual cash dividends of $0.05 per share ($0.10 per share annually), historically paid in March and September. During the six month period ended June 30, 2026, Network-1 declared and paid a semiannual cash dividend of $0.05 per share in March 2026 consistent with this policy. The dividend policy remains subject to periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

During the three month period ended June 30, 2026, Network-1 repurchased 34,980 shares of its common stock at an aggregate cost of $51,000 (exclusive of commissions) under its Share Repurchase Program. Since inception of the program in 2011 through June 30, 2026, Network-1 has repurchased approximately 10,682,470 shares at an aggregate cost of approximately $20,403,652 (exclusive of commissions) or an average per share price of approximately $1.91. Combined with the approximately $25,400,000 in dividends paid beginning in 2010 through June 30, 2026, Network-1 has returned, through dividends and share repurchases, in excess of $45,800,000 to its shareholders.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of patented technologies. As of June 30, 2026, Network-1 owns 121 U.S. patents (54 expired) and 15 international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things Machine-to-Machine and other mobile devices, certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IoT devices. Network-1’s current strategy includes efforts to monetize its M2M/IoT, HFT, Cox and Smart Home patent portfolios. Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 achieved in the past with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent generated licensing revenue in excess of $188,000,000 and Network-1 achieved licensing and other revenue in excess of $47,000,000 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1’s business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in Network-1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 13, 2026, including, but not limited to, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, its M2M/IoT Patent Portfolio and its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its M2M/IoT Patent Portfolio, HFT Patent Portfolio, Smart Home Portfolio and Cox Patent Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, Inc. or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue to be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations as of and for the three month and six month periods ended June 30, 2026 are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
ASSETS CURRENT ASSETS:	(Unaudited)
Cash and cash equivalents	$9,435,000	$13,402,000
Marketable securities, at fair value	24,317,000	23,467,000
Other current assets	149,000	237,000
TOTAL CURRENT ASSETS	33,901,000	37,106,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,766,000	1,479,000
Equity investments	2,786,000	1,734,000
Security deposit	13,000	13,000
Total Other Assets	4,565,000	3,226,000
TOTAL ASSETS	$38,466,000	$40,332,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	656,000	$253,000
Accrued payroll	—	289,000
Other accrued expenses	66,000	228,000
Total Current Liabilities	722,000	770,000
LONG TERM LIABILITIES:
Deferred tax liability	245,000	—
TOTAL LIABILITIES	967,000	770,000
COMMITMENTS AND CONTINGENCIES (Note H)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at June 30, 2026 and December 31, 2025	—	—

Common stock, $0.01 par value; authorized 50,000,000 shares; 22,863,181 and 22,824,009 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	229,000	228,000

Additional paid-in capital	62,672,000	63,426,000

Accumulated deficit	(25,402,000)	(24,092,000)

TOTAL STOCKHOLDERS’ EQUITY	37,499,000	39,562,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,466,000	$40,332,000

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

REVENUE	$—	$—	$—	$150,000

OPERATING EXPENSES:
Costs of revenue	—	—	—	42,000
Professional fees and related costs	481,000	164,000	1,256,000	285,000
General and administrative	488,000	519,000	1,084,000	1,121,000
Amortization of patents	44,000	37,000	88,000	67,000

TOTAL OPERATING EXPENSES	1,013,000	720,000	2,428,000	1,515,000

OPERATING LOSS	(1,013,000)	(720,000)	(2,428,000)	(1,365,000)
OTHER INCOME:
Interest and dividend income, net	350,000	445,000	734,000	929,000
Gain on equity investment	—	—	1,052,000	—
Net realized and unrealized gain (loss) on marketable securities	8,000	22,000	(279,000)	171,000
Total other income, net	358,000	467,000	1,507,000	1,100,000
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(655,000)	(253,000)	(921,000)	(265,000)

INCOME TAX PROVISION:
Current	—	(31,000)	—	(31,000)
Deferred tax (benefit) expense, net	—	(38,000)	245,000	(149,000)
Total income tax (benefit) expense	—	(69,000)	245,000	(180,000)

LOSS BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(655,000)	(184,000)	(1,166,000)	(85,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	—	(279,000)	—	(741,000)

NET LOSS	$(655,000)	$(463,000)	$(1,166,000)	$(826,000)

Net loss per share
Basic	$(0.03)	$(0.02)	$(0.05)	$(0.04)
Diluted	$(0.03)	$(0.02)	$(0.05)	$(0.04)

Weighted average common shares outstanding:
Basic	22,836,456	22,873,907	22,824,937	22,883,729
Diluted	22,836,456	22,873,907	22,824,937	22,883,729

Cash dividends declared per share	—	—	$0.05	$0.05